Exhibit 10.8

INFORMATION IN THIS EXHIBIT IDENTIFIED BY BRACKETS IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO FEDEX IF PUBLICLY DISCLOSED.

The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207

FED-PA-3712-MISC-1907644

Federal Express Corporation

3131 Democrat Road

Memphis, TN 38118

Attention:	Mr. Guy See

Managing Director – Aircraft Acquisitions & Sales

Subject:	Special Considerations related to [*]

References:	a) Purchase Agreement 3712 between The Boeing Company (Boeing) and Federal Express Corporation (Customer) dated December 14, 2011 relating to Model 767-3S2F Aircraft (767 Purchase Agreement)

b)     Purchase Agreement 3715 between Boeing and Customer dated November 7, 2006 relating to Model 777-Freighter Aircraft (777 Purchase Agreement)

All terms used but not defined in this letter (Letter Agreement) will have the same meaning as in the referenced 767 Purchase Agreement.

1.	Background.

1.1	[*].

1.2	[*].

2.	Agreement.

[*]

2.1	[*].

2.1.1 [*].

2.1.2 Customer will take delivery of the [*] 767 Aircraft and the [*] 767 Aircraft on the dates tendered in accordance with the 767 Purchase Agreement, and ferry these aircraft from Everett, Washington on their respective delivery dates.

2.1.3 Upon transfer of title to each of the [*] 767 Aircraft and [*] 767 Aircraft, Customer will have full custody and control of and responsibility for such Aircraft. If funds have not been paid to Boeing at the time of delivery of either of these Aircraft, then Boeing will apply advance payments held by Boeing under the 777 Purchase Agreement to pay all amounts due to Boeing at delivery of such Aircraft ([*] Amounts). Customer will then pay to Boeing an amount equal to the [*] Amounts on or before [*] to replenish the applied advance payments.

FED-PA-3712-MISC-1907644 Special Considerations related to [*]	Page 1
BOEING PROPRIETARY

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Blank spaces contained confidential information that has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (i) is not material and (ii) would likely cause competitive harm to FedEx if publicly disclosed.

2.1.4 The approximate amount of funds to be paid to Boeing in [*] is [*], inclusive of the [*] Amounts described in paragraph 2.1.3. Such amount will be finally determined based on the amounts due to Boeing at delivery of the [*] 767 Aircraft.

2.1.5 [*]. Such amount will be finally determined based on the amounts due to Boeing at delivery of the [*] 767 Aircraft.

2.1.6 [*].

2.1.7 Customer will make the [*] to Boeing on [*], which will be applied to the 777 Purchase Agreement to the extent advance payments held by Boeing under the 777 Purchase Agreement were used to pay the [*]. [*].

2.1.8 [*].

2.2	[*].

2.2.1 [*].

2.2.2 Customer will take delivery of the [*] 767 Aircraft and the [*] 767 Aircraft on the dates tendered in accordance with the 767 Purchase Agreement, and ferry these aircraft from Everett, Washington on their respective delivery dates.

2.2.3 Upon transfer of title to each of the [*] 767 Aircraft and [*] 767 Aircraft, Customer will have full custody and control of and responsibility for such Aircraft. If funds have not been paid to Boeing at the time of delivery of either of these Aircraft, then Boeing will apply advance payments held by Boeing under the 777 Purchase Agreement to pay all amounts due to Boeing at delivery of such Aircraft ([*] Amounts). Customer will then pay to Boeing an amount equal to the [*] Amounts on or before [*] to replenish the applied advance payments.

2.2.4 The approximate amount of funds to be paid to Boeing in [*] is [*], inclusive of the [*] Amounts described in paragraph 2.2.3. Such amount will be finally determined based on the amounts due to Boeing at delivery of the [*] 767 Aircraft.

2.2.5 [*]. Such amount will be finally determined based on the amounts due to Boeing at delivery of the [*] 767 Aircraft.

2.2.6 [*].

2.2.7 Customer will make the [*] to Boeing on [*], which will be applied to the 777 Purchase Agreement to the extent advance payments held by Boeing under the 777 Purchase Agreement were used to pay the [*]. [*]

FED-PA-3712-MISC-1907644 Special Considerations related to [*]	Page 2
BOEING PROPRIETARY

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Blank spaces contained confidential information that has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (i) is not material and (ii) would likely cause competitive harm to FedEx if publicly disclosed.

2.2.8 [*].

2.3	[*]

[*]

2.3.1 [*].

2.3.2 [*].

2.3.3 [*].

2.3.4 [*].

3.	Confidentiality.

Customer understands and agrees that the information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties. Customer agrees to limit the disclosure of its contents to employees of Customer with a need to know the contents for purposes of helping Customer perform its obligations under the reference (a) and (b) purchase agreements and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing.

FED-PA-3712-MISC-1907644 Special Considerations related to [*]	Page 3
BOEING PROPRIETARY

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Blank spaces contained confidential information that has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (i) is not material and (ii) would likely cause competitive harm to FedEx if publicly disclosed.

Very truly yours,

THE BOEING COMPANY

By	/s/ Steve Otto

Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date: December 19, 2019

FEDERAL EXPRESS CORPORATION

By	/s/ Kevin A. Burkhart

Its	Vice President

FED-PA-3712-MISC-1907644 Special Considerations related to [*]	Page 4
BOEING PROPRIETARY

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Blank spaces contained confidential information that has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (i) is not material and (ii) would likely cause competitive harm to FedEx if publicly disclosed.